Exhibit B

                             CSW International, Inc.
                           Consolidated Balance Sheet
                               September 30, 2000
                                   (Unaudited)
                                    ($000's)

ASSETS
Fixed Assets
       Electric distribution plant                                $ 1,535,436
       General plant                                                  254,096
                                                               ---------------
             Total Electric Plant                                   1,789,532
       Less - Accumulated depreciation                               (676,817)
                                                               ---------------
             Total Fixed Assets                                     1,112,715

Current Assets
       Cash and cash equivalents                                      112,676
       Short-term investments                                          10,191
       Accounts receivable                                             23,808
       Notes receivable                                                58,147
       Advances to affiliates                                              33
       Inventories                                                     19,082
       Other current assets                                           160,432
                                                               ---------------
             Total Current Assets                                     384,369

Other Assets
       Goodwill                                                     1,187,383
       Prepaid benefit costs                                           53,114
       Notes receivable                                                28,533
       Equity investments and other                                   263,962
                                                               ---------------
             Total Other Assets                                     1,532,992

             Total Assets                                         $ 3,030,076
                                                               ===============

CAPITALIZATION AND LIABILITIES
Capitalization
       Common stock                                                       $ 1
       Paid-in capital                                                829,000
       Retained earnings                                              310,548
       Foreign currency translation and other                         (87,655)
                                                                 --------------
                                                                    1,051,894

       Long-term debt                                               1,094,989

Current Liabilities
       Accounts payable                                                98,811
       Advances from affiliates                                       174,870
       Accrued interest payable                                        34,812
       Loan notes                                                      17,385
       Accrued taxes payable                                           88,726
       Customer prepayments                                            29,931
       Current portion of long term debt                                9,416
       Other                                                          145,475
                                                                  -------------
                                                                      599,426

Deferred Credits
       Deferred tax liability                                         258,163
       Other                                                           25,604
                                                                  -------------
             Total Deferred Credits                                   283,767

             Total Capitalization and Liabilities                 $ 3,030,076
                                                                  =============